                                   EXHIBIT B
                      FORM OF STOCKHOLDER TENDER AGREEMENT

    THIS STOCKHOLDER TENDER AGREEMENT is entered into as of June 24, 2001, by and between THE TITAN CORPORATION, a Delaware corporation ("PARENT"), and [NAME] ("STOCKHOLDER").

                                    RECITALS

    A. Parent, Gem Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Datron Systems Incorporated, a Delaware corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the offer by Merger Sub to purchase all outstanding shares of the Company Common Stock and the subsequent merger of Merger Sub with and into the Company (the "MERGER"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

    B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder, solely in its capacity as a Stockholder of the Company, is entering into this Stockholder Tender Agreement.

                                   AGREEMENT

    The parties to this Stockholder Tender Agreement, intending to be legally bound, agree as follows:

SECTION 1. TENDER AND VOTING OF SHARES

    1.1 AGREEMENT TO TENDER. Unless Parent shall otherwise request, the Stockholder hereby agrees to tender, or cause to be tendered, pursuant to and in accordance with the terms of the Offer, the Subject Securities, and agrees that it will not withdraw or permit the withdrawal of the tender of the Subject Securities. Within ten (10) business days after commencement of the Offer, the Stockholder shall (x) deliver to the depository designated in the Offer (i) a letter of transmittal with respect to the Subject Securities complying with the terms of the Offer, (ii) certificates representing the Subject Securities and
(iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other Person who is the holder of record of any Subject Securities beneficially owned by the Stockholder to promptly tender such Subject Securities for exchange in the Offer pursuant to the terms and conditions of the Offer. Provided that the conditions to the Offer are satisfied, or waived by Parent, Parent shall purchase the Subject Securities in accordance with the terms of the Offer.

    1.2 VOTING. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, at any meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall, unless otherwise directed in writing by Parent, vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Stockholder's sole capacity as a stockholder:

        (a) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

        (b) against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the Merger Agreement to not be satisfied; and

        (c) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by
    Section 1.3 of the Merger Agreement; or (iii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

    1.3 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Stockholder Tender Agreement: (i) Stockholder shall execute and deliver to Parent a proxy in the form attached to this Stockholder Tender Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and
(ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Stockholder.

SECTION 2. TRANSFER OF SUBJECT SECURITIES

    2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not
(i) cause or permit any Transfer of any of the Subject Securities to be effected (other than pursuant to the Offer); (ii) tender any of the Subject Securities to any Person (other than Merger Sub and Parent) or (iii) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect the right to tender such Subject Securities pursuant to the Offer and Encumbrances which do not affect, directly or indirectly, the right of Parent to vote the Subject Securities as provided herein).

    2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

    Stockholder hereby represents and warrants to Parent as follows:

    3.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Stockholder Tender Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Stockholder Tender Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.2  NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

    3.3  TITLE TO SECURITIES.  As of the date of this Stockholder Tender
Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and
(d) Stockholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 4. MISCELLANEOUS

    4.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Stockholder Tender Agreement shall survive until the Expiration Date.

    4.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Stockholder Tender Agreement shall be paid solely by the party incurring such costs and expenses.

    4.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Stockholder Tender Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); PROVIDED, HOWEVER, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

    IF TO PARENT:

                    The Titan Corporation
                    3033 Science Park Road
                    San Diego, CA 92121
                    Facsimile No. (858) 552-9759
                    Attention: Nicholas J. Costanza, Esq., General Counsel

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

                    Carl R. Sanchez, Esq.
                    Cooley Godward llp
                    4365 Executive Drive
                    Suite 1100
                    San Diego, CA 92121-2128
                    Facsimile No. (858) 453-3555

    IF TO THE STOCKHOLDER:

                    at the address set forth below Stockholder's signature on the signature page hereof

                    WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

                    Victor A. Hebert, Esq.
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104-2878
                    Facsimile No. (415) 772-6268

    4.4 WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the Delaware General Corporations Law) and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

    4.5 NO SOLICITATION. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a Company Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Company Acquisition Proposal.

    4.6 SEVERABILITY. If any provision of this Stockholder Tender Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Stockholder Tender Agreement. Each provision of this Stockholder Tender Agreement is separable from every other provision of this Stockholder Tender Agreement, and each part of each provision of this Stockholder Tender Agreement is separable from every other part of such provision.

    4.7 ENTIRE AGREEMENT. This Stockholder Tender Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Stockholder Tender Agreement shall be binding upon either party unless made in writing and signed by both parties.

    4.8 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Stockholder Tender Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder or Parent without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Stockholder Tender Agreement shall be binding upon, and inure to the benefit of, Stockholder and its heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Stockholder Tender Agreement, this Stockholder Tender Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Stockholder Tender Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

    4.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any provision of this Stockholder Tender Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Stockholder Tender Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    4.10 NON-EXCLUSIVITY. The rights and remedies of Parent under this Stockholder Tender Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Stockholder Tender Agreement, and the obligations and liabilities of Stockholder under this Stockholder Tender Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Stockholder Tender Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Stockholder Tender Agreement.

    4.11  GOVERNING LAW; VENUE.

        (a) This Stockholder Tender Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        (b) Any legal action or other legal proceeding relating to this Stockholder Tender Agreement or the Proxy or the enforcement of any provision of this Stockholder Tender Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Stockholder and Parent each:

           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California), in connection with any such legal proceeding;

           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 4.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

          (iii) agrees that each state and federal court located in the State of California, shall be deemed to be a convenient forum; and

           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim by either Stockholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Stockholder Tender Agreement or the subject matter of this Stockholder Tender Agreement may not be enforced in or by such court.

Nothing contained in this Section 4.11 shall be deemed to limit or otherwise affect the right of either party to commence any legal proceeding or otherwise proceed against the other party in any other forum or jurisdiction.

        (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY.

    4.12 COUNTERPARTS. This Stockholder Tender Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    4.13 CAPTIONS. The captions contained in this Stockholder Tender Agreement are for convenience of reference only, shall not be deemed to be a part of this Stockholder Tender Agreement and shall not be referred to in connection with the construction or interpretation of this Stockholder Tender Agreement.

    4.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Stockholder Tender Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Stockholder Tender Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Stockholder Tender Agreement, or any power, right, privilege or remedy of Parent under this Stockholder Tender Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    4.15  CONSTRUCTION.

        (a) For purposes of this Stockholder Tender Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Stockholder Tender Agreement.

        (c) As used in this Stockholder Tender Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Stockholder Tender Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Stockholder Tender Agreement and Exhibits to this Stockholder Tender Agreement.

    4.16 STOCKHOLDER CAPACITY. No person executing this Stockholder Tender Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Stockholder executes this Stockholder Tender Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Stockholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement, PROVIDED, that no obligation of Stockholder to the Company as an officer or director of the Company shall affect, impair or impede Stockholder's obligations under this Stockholder Tender Agreement including the obligation to vote the Subject Securities in accordance with
Section 1.2 hereof.

    4.17 OBLIGATION TO EXERCISE OPTIONS. The Stockholder shall not be required to exercise options, warrants or other rights to acquire shares of Company Common Stock which are vested as of the date of this Stockholder Tender Agreement or which become vested prior to the Offer Acceptance Time (the "SUBJECT OPTIONS"); PROVIDED, HOWEVER, the Stockholder hereby covenants and agrees to immediately exercise all Subject Options and immediately tender all Company Common Stock received upon such exercise if (x) the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer two business days prior to the expiration date of the Offer (as it may be extended from time to time), together with the Shares then owned by Parent and Merger Sub (if any) (the "TENDERED SHARES"), do not satisfy the Minimum Condition, and
(y) the aggregate number of shares of Company Common Stock issuable upon exercise of the Subject Options Owned collectively by the officers and directors of the Company who are parties to Stockholder Tender Agreements, together with the Tendered Shares, would satisfy the Minimum Condition. Notwithstanding anything in this Section 4.17 to the contrary, the Stockholder shall not be required to exercise any Subject Option unless the Subject Option is considered to be "in the money." A Subject Option shall be considered to be "in the money" if the price of Parent Common Stock multiplied by the Exchange Ratio exceeds the exercise price of such Subject Option on the Price Determination Date. At the request of the Stockholder in connection with any exercise of Subject Options pursuant to this Section 4.17, Parent or its designees will provide to the Stockholder a loan on commercially reasonable terms equal to the exercise price of the Subject Options exercised pursuant to this Section 4.17 which loan shall be secured solely by the shares of Company Common Stock received by the Stockholder in such exercise of any Subject Options.

SECTION 5. CERTAIN DEFINITIONS

    For purposes of this Stockholder Tender Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the Offer Acceptance Time.

        (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder is the: (i) record owner of such security; or
    (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; PROVIDED, HOWEVER, that Stockholder shall not be deemed to Own a security solely because of Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Body.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

    A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

                           [SIGNATURE PAGE TO FOLLOW]

    IN WITNESS WHEREOF, Parent and Stockholder have caused this Stockholder Tender Agreement to be executed as of the date first written above.

                                                         THE TITAN CORPORATION

                                                         By:
                                                              -----------------------------------------

                                                         Name:
                                                                 --------------------------------------

                                                         [NAME]

                                                         ---------------------------------------------

                                                         Address:

                                                                   ------------------------------------
                                                                   ------------------------------------

                                                         Facsimile:
                                                                    -----------------------------------

SHARES HELD OF RECORD   OPTIONS WARRANTS AND OTHER RIGHTS   ADDITIONAL SECURITIES BENEFICIALLY OWNED
---------------------   ---------------------------------   ----------------------------------------

                               IRREVOCABLE PROXY

    The undersigned stockholder of DATRON SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints Eric DeMarco, Nicholas Costanza and THE TITAN CORPORATION, a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Stockholder Tender Agreement), are collectively referred to in this proxy as the "SHARES"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Tender Agreement, dated as of the date hereof, between Parent and the undersigned (the "STOCKHOLDER TENDER AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, GEM ACQUISITION CORP., a Delaware Corporation and a wholly owned subsidiary of Parent, and the Company (the "MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Stockholders of the Company at any time until the earlier to occur of (i) the termination of the Merger Agreement, or (ii) the Offer Acceptance Time:

    (i) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

    (ii) against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the Merger Agreement to not be satisfied; and

   (iii) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (A) any Company Acquisition Proposal (B) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by Section 1.3 of the Merger Agreement; or (C) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                        [next page is a signature page]

    This proxy shall terminate upon the earlier of the termination of the Merger Agreement and the Offer Acceptance Time.

    Dated: June       , 2001.

                                              ---------------------------------------------
                                              [NAME]

                                              Number of shares of common stock of the Company owned of
                                              record or beneficially as of the date of this
                                              irrevocable proxy:

                                              ---------------------------------------------